SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Nicholas Limited Edition, Inc.
For the period ended 12/31/2004
File No. 811-04993

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Proxy Statement used in connection with the Nicholas Limited
Edition, Inc., Special Meeting of Shareholders on October 29, 2004 was filed with the Securities and Exchange Commission on September 19, 2004 and is hereby incorporated by reference.

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The following proposals and voting results pertain to Nicholas Limited
Edition, Inc. (the Company). Shareholders of record on August 12, 2004 were entitled to vote on the proposals shown below. The shareholders approved all proposals.

PROPOSAL 1
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Election of Four Directors

	DIRECTORS                        VOTES FOR             VOTES WITHHELD
	D. Nicholas    			 6,694,589		   100,989
	R. Bock        			 6,681,067                 114,510
	T. Reiland	                 6,676,269                 119,308
	J. Robertson                     6,694,915                 100,663


PROPOSAL 2(a)
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Proposal to authorize the Board of Directors to classify or reclassify unissued shares of the Fund's common stock

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	6,075,927         295,279         105,213        319,158



PROPOSAL 2(b)
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Proposal to provide that the vote of a majority of the votes entitled to be cast with respect to an action is required to take or authorize such action

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	6,095,758         273,495         107,166        319,158



PROPOSAL 2(c)
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Proposal to establish the quorum requirement of the Fund

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	6,074,060         292,334         110,025        319,158



PROPOSAL 2(d)
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Proposal to set forth a provision providing for the indemnification by the Fund of the Fund's officers and directors to the extent permitted by applicable law

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	6,040,962         322,396         113,062        319,158



PROPOSAL 3
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Proposal to permit the Board of Directors to amend the Fund's bylaws

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	5,996,213         385,200          95,007        319,158


PROPOSAL 4
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Changes to Certain Investment Restrictions



                                                                     FOR            AGAINST         ABSTAIN     BROKER NONVOTE
4(a) trading on margin, participating in joint trading
      accounts and underwriting                                   5,914,618         376,214         185,588        319,158
4(b) making loans                                                 5,937,134         351,884         187,402        319,158
4(c) real estate and commodity investment                         5,963,706         324,150         188,564        319,158
4(d) borrowing and issuing senior securities                      5,948,671         343,356         184,392        319,158
4(e) investing for management or control                          5,954,298         327,845         194,277        319,158
4(f) issuer diversification                                       5,978,007         309,925         188,488        319,158
4(g) industry concentration                                       5,958,255         329,934         188,231        319,158
4(h) related party security ownership                             5,942,629         342,436         191,355        319,158
4(i) pledging of Fund assets                                      5,930,782         356,964         188,674        319,158


PROPOSAL 5
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Proposal to ratify the appointment by the Board of Directors of Deloitte &
Touche LLP as independent registered public accounting firm of the Fund for fiscal year 2004

           FOR            AGAINST         ABSTAIN
	6,674,261          68,707          52,609